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                                                                    EXHIBIT 25.1

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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                              SECTION 305(b)(2) [ ]

                                   ----------

                            BNY MIDWEST TRUST COMPANY
                 (formerly known as CTC Illinois Trust Company)
               (Exact name of trustee as specified in its charter)

Illinois                                      36-3800435
(State of incorporation                       (I.R.S. employer
if not a U.S. national bank)                  identification no.)

2 N. LaSalle Street
Suite 1020
Chicago, Illinois                             60602
(Address of principal executive offices)      (Zip code)

                                   ----------

                                FastenTech, Inc.
               (Exact name of obligor as specified in its charter)

Delaware                                      52-2225101
(State or other jurisdiction of               (I.R.S. employer
incorporation or organization)                identification no.)

8500 Normandale Lake Boulevard, Suite 1230
Bloomington, MN                               55437
(Address of principal executive offices)      (Zip code)

                      Integrated Energy Technologies, Inc.
               (Exact name of obligor as specified in its charter)

Delaware                                      03-0506837
(State or other jurisdiction of               (I.R.S. employer
incorporation or organization)                identification no.)

225 West Morgan Avenue

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Evansville, IN                                47710
(Address of principal executive offices)      (Zip code)

                        Fabri-Steel Products Incorporated
               (Exact name of obligor as specified in its charter)

Michigan                                      38-1452434
(State or other jurisdiction of               (I.R.S. employer
incorporation or organization)                identification no.)

22100 Trolley Industrial Drive
Taylor, MI                                    48180
(Address of principal executive offices)      (Zip code)

                            Nelson Stud Welding, Inc.
               (Exact name of obligor as specified in its charter)

Delaware                                      52-2213124
(State or other jurisdiction of               (I.R.S. employer
incorporation or organization)                identification no.)

7900 West Ridge Road
Elyria, OH                                    44035
(Address of principal executive offices)      (Zip code)

                     Nelson Stud Welding International, Inc.
               (Exact name of obligor as specified in its charter)

Delaware                                      52-2223848
(State or other jurisdiction of               (I.R.S. employer
incorporation or organization)                identification no.)

7900 West Ridge Road
Elyria, OH                                    44035
(Address of principal executive offices)      (Zip code)

                      Profile Steel and Wire, Incorporated
               (Exact name of obligor as specified in its charter)

Delaware                                      38-1712045
(State or other jurisdiction of               (I.R.S. employer
incorporation or organization)                identification no.)

26700 Wixom Road
Novi, MI                                      48374

                                      -2-

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(Address of principal executive offices)      (Zip code)

                       Progressive Stamping Co. (DE), Inc.
               (Exact name of obligor as specified in its charter)

Delaware                                      51-0398876
(State or other jurisdiction of               (I.R.S. employer
incorporation or organization)                identification no.)

2807 Samoset Road
Royal Oak, MI                                 48073
(Address of principal executive offices)      (Zip code)

                         Specialty Bar Products Company
               (Exact name of obligor as specified in its charter)

Pennsylvania                                  25-1696002
(State or other jurisdiction of               (I.R.S. employer
incorporation or organization)                identification no.)

200 Martha Street
Blairsville, PA                               15717
(Address of principal executive offices)      (Zip code)

                        The Ferry Cap & Set Screw Company
               (Exact name of obligor as specified in its charter)

Ohio                                          34-0217880
(State or other jurisdiction of               (I.R.S. employer
incorporation or organization)                identification no.)

2151 Scranton Road
Cleveland, OH                                 44113
(Address of principal executive offices)      (Zip code)

                                   ----------

                   11-1/2% Senior Subordinated Notes due 2011
                       (Title of the indenture securities)

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                                      -3-

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1.   General information. Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

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                   Name                               Address
     -----------------------------------------------------------------------

     Office of Banks & Trust Companies of   500 E. Monroe Street
     the State of Illinois                  Springfield, Illinois 62701-1532

     Federal Reserve Bank of Chicago        230 S. LaSalle Street
                                            Chicago, Illinois 60603

     (b)  Whether it is authorized to exercise corporate trust powers.

     Yes.

2.   Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

16.  List of Exhibits.

     1. A copy of Articles of Incorporation of BNY Midwest Trust Company (formerly CTC Illinois Trust Company, formerly Continental Trust Company) as now in effect. (Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-47688.)

     2,3. A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-47688.)

     4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with the Registration Statement No. 333-47688.)

     6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with the Registration Statement No. 333-47688.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                      -4-

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                                    SIGNATURE

     Pursuant to the requirements of the Act, the Trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 22nd day of August, 2003.

                                             BNY Midwest Trust Company


                                         By:   /S/ D. DONOVAN
                                            -----------------------------------
                                            Name: D. DONOVAN
                                            Title: ASSISTANT VICE PRESIDENT

                                      -5-

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                        OFFICE OF BANKS AND REAL ESTATE
                       Bureau of Banks and Trust Companies

                        CONSOLIDATED REPORT OF CONDITION
                                       OF

                           BNY Midwest Trust Company
                           209 West Jackson Boulevard
                                    Suite 700
                             Chicago, Illinois 60606

Including the institution's domestic and foreign subsidiaries completed as of the close of business on March 31, 2003, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.

                  ASSETS                                    Thousands of Dollars
                  ------                                    --------------------

1.   Cash and Due from Depository Institutions...........         24,268

2.   U.S. Treasury Securities............................          - 0 -

3.   Obligations of States and Political Subdivisions....          - 0 -

4.   Other Bonds, Notes and Debentures...................          - 0 -

5.   Corporate Stock.....................................          - 0 -

6.   Trust Company Premises, Furniture, Fixtures and
     Other Assets Representing Trust Company Premises....            878

7.   Leases and Lease Financing Receivables..............          - 0 -

8.   Accounts Receivable.................................          3,692

9.   Other Assets........................................

     (Itemize amounts greater than 15% of Line 9)

        GOODWILL...................................86,813

                                                                  86,911

10.  TOTAL ASSETS........................................        115,749

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                        OFFICE OF BANKS AND REAL ESTATE
                       Bureau of Banks and Trust Companies

                        CONSOLIDATED REPORT OF CONDITION
                                       OF

                           BNY Midwest Trust Company
                           209 West Jackson Boulevard
                                    Suite 700
                             Chicago, Illinois 60606

                       LIABILITIES                          Thousands of Dollars
                       -----------                          --------------------

11.  Accounts Payable ...................................           - 0 -

12.  Taxes Payable.......................................           - 0 -

13.  Other Liabilities for Borrowed Money................          25,425

14.  Other Liabilities...................................

     (Itemize amounts greater than 15% of Line 14)

        Reserve for Taxes ..........................3,991
        Taxes due to Parent ........................2,934
                                                                    7,199

15.  TOTAL LIABILITIES                                             32,624

                      EQUITY CAPITAL
                      --------------

16.  Preferred Stock ....................................           - 0 -

17.  Common Stock .......................................           2,000

18.  Surplus.............................................          62,130

19.  Reserve for Operating Expenses .....................           - 0 -

20.  Retained Earnings (Loss) ...........................          18,995

21.  TOTAL EQUITY CAPITAL ...............................          83,125

22.  TOTAL LIABILITIES AND EQUITY CAPITAL ...............         115,749

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I, Keith A. Mica, Vice President
             (Name and Title of Officer Authorized to Sign Report) of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.


                                /s/ Keith A. Mica
                ------------------------------------------------
                (Signature of Officer Authorized to Sign Report)

Sworn to and subscribed before me this 30th day of April, 2003.

My Commission expires May 15, 2007.


                                       /s/ Joseph A. Giacobino, Notary Public
                                       -----------------------

(Notary Seal)

Person to whom Supervisory Staff should direct questions concerning this report.

        Christine Anderson                           (212) 437-5984
               Name                          Telephone Number (Extension)